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                                                                    Exhibit 99.1

259 Cedar Hill Street, Marlboro, MA  01752  USA
TL: 508.357.2221    FX: 508.357.2279    www.evergreensolar.com


                                                          [EVERGREEN SOLAR LOGO]








PRESS RELEASE

Contact:
Evergreen Solar, Inc.                          Investors/Media:
Richard G. Chleboski                           The Ruth Group
Chief Financial Officer                        Stephanie Carrington
508-357-2221 x708                              646-536-7017
investors@evergreensolar.com                   scarrington@theruthgroup.com


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    EVERGREEN SOLAR SIGNS AGREEMENT FOR $29 MILLION PRIVATE EQUITY FINANCING

Marlboro, Massachusetts, March 24, 2003 - Evergreen Solar, Inc. (Nasdaq: ESLR), a developer, marketer, and manufacturer of photovoltaic (solar power) products for the worldwide market, announced today that it has executed a definitive Purchase Agreement for a private placement equity financing of $29.475 million of Series A Convertible Preferred Stock and a warrant.

The purchase price of the Series A Preferred will equal 85% of the average closing trading price of Evergreen Solar Common Stock on the Nasdaq National Market for the 60 consecutive trading days ending two trading days before closing, subject to a floor of $0.68 and a ceiling of $1.12 per share. The number of new shares to be issued will be between 26.2 million and 43.2 million, depending on the final purchase price.

The Company intends to use the net proceeds of approximately $28.3 million to substantially expand its manufacturing capacity, to strengthen its sales initiatives, and to support its research and development activities. The manufacturing improvements will include the installation and start-up of the second production line over the next 24-month period.

The Purchase Agreement specifies that the Series A Preferred will be purchased by a syndicate of institutional investors and one strategic investor. The institutional investors include funds managed by new investors in Evergreen Solar (Perseus, LLC (lead investor), RockPort Capital Partners, CDP Capital - Technology Ventures, the Massachusetts Renewable Energy Trust, and Impax Asset Management); original venture capital investors in the Company prior to its November 2000 initial public offering (Nth
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Evergreen Solar Signs Agreement for $29 Million Private Equity Financing
March 24, 2003
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Power, LLC, Arete Corporation, SAM Private Equity, Zero Stage Capital, and
Rockefeller & Co.); and other institutional investors (Merrill Lynch Investment Management, Credit Suisse Asset Management, and SAM Smart Energy). In addition, Beacon Power Corporation (Nasdaq:BCON), a developer of flywheel energy storage systems, will invest $1 million in the Series A Preferred on the same terms as the institutional investors. Beacon will also purchase a three-year warrant exercisable for 2,400,000 shares of common stock. The warrant has a purchase price of $100,000 and a cash exercise price of between $2.93 and $3.37 per share, depending on the final price of the Series A Preferred.

Representatives of four of the investors will be appointed to Evergreen Solar's Board of Directors: Philip Deutch, Managing Director of Perseus, LLC; Tim Woodward, Managing Director of Nth Power, LLC; Luc Charron, Senior Partner at CDP Capital - Technology Ventures; and Charles McDermott, Partner at RockPort Capital Partners. Robert W. Shaw, Jr., President of Arete Corporation, will be reappointed as Chairman of the Board.

Mark A. Farber, President and Chief Executive Officer of Evergreen Solar, said, "We are very pleased to execute this significant financing in today's challenging financial climate. This financing is essential to our manufacturing expansion, which we expect to significantly increase our capacity and decrease our manufacturing costs."

Philip J. Deutch, Managing Director of Perseus, LLC, remarked, "Perseus is pleased to have led what we believe to be the largest private equity financing in the energy technology space in the last year. The quality and depth of the investor syndicate is a testament to Evergreen Solar's financial potential and its focus and discipline on creating value for its investors."

Tim Woodward, Managing Director of Nth Power, LLC, said, "Evergreen has demonstrated its ability to increase its sales and decrease its manufacturing costs. We view it as one of the most exciting companies in the solar sector with the financial resources to execute its plan."

David Prend, Partner at RockPort Capital Partners, said, "Evergreen Solar is a leading innovator in crystalline silicon technologies with its proven String Ribbon process for crystal growth. Evergreen is now poised to position itself as a leading supplier in the growing solar industry."

The Series A Preferred will be senior to the Company's Common Stock and will have a 10% per annum quarterly compounding dividend payable in cash or in kind, at the election of the Company. The Certificate of Designations for the Series A Preferred contains additional terms and conditions applicable to the Series A Preferred. Investors have the right to convert the Series A Preferred Stock into Evergreen's Common Stock at
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Evergreen Solar Signs Agreement for $29 Million Private Equity Financing
March 24, 2003
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any time. The Company may require the conversion of the Series A Preferred Stock into Common Stock at any time after the second anniversary of the closing date, if the Common Stock has traded at a 180-day trailing average market price of at least $7.50 per share.

The number of outstanding shares of the capital stock of the Company is approximately 11.4 million shares, prior to any issuance or conversion of the Series A Preferred. Immediately after the closing of this financing, assuming the conversion of all of the Series A Preferred, the Company would have between
37.6 and 54.6 million shares outstanding, with the Series A Investors holding between 70% and 79% of the then outstanding shares, depending on the final purchase price of the Series A Preferred and excluding the exercise of the Beacon warrant or outstanding options.

The closing of the financing is subject to shareholder approval and other closing conditions. Evergreen Solar intends to file a preliminary proxy statement with the SEC as soon as practicable and to schedule its annual meeting at which shareholders will vote on the transaction. In connection with the execution and delivery of the definitive Purchase Agreement, certain shareholders of the Company who collectively hold approximately 22% of the Company's outstanding Common Stock, including members of senior management, two of the Company's directors, and two of the investors, have agreed to vote their shares of Evergreen Solar Common Stock in favor of the proposed transaction.

Revolution Partners, LLC advised Evergreen Solar with respect to the financial aspects of the financing.

The Series A Preferred has not been registered under the Securities Act of 1933, as amended, or state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from the registration requirements. The Company expects to file a resale registration statement covering the Series A Preferred Shares within thirty (30) days after the closing of the financing. This news release is not an offer to sell or the solicitation of an offer to buy the shares of Series A Preferred or any other securities of the Company.

The Company will hold a conference call to discuss its private equity financing on March 24, 2003, at 11:00 AM ET. A live webcast of the conference call will be available online at www.evergreensolar.com. Web participants are encouraged to go to the web site at least 15 minutes prior to the start of the call to register, download, and install any necessary audio software. Listening to the webcast requires speakers and RealPlayer(TM) software, downloadable free at www.real.com. Those without web access may access the call telephonically at least ten minutes prior to the conference call. The dial-in numbers are (877) 356-5651 for domestic callers, and (706) 679-3658 for international callers. The reservation number for both is 9335745.

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Evergreen Solar Signs Agreement for $29 Million Private Equity Financing
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In addition, a replay of the call will be available from March 24 through April
7, 2003. The replay dial-in numbers are (800) 642-1687 for domestic callers, and
(706) 645-9291 for international callers. Please use reservation code to 9335745. The webcast of the call will remain available on Evergreen Solar's web site, www.evergreensolar.com, through April 21, 2003.

ABOUT EVERGREEN SOLAR, INC.

Evergreen Solar, Inc. (www.evergreensolar.com) develops, manufactures, and markets solar power products utilizing the Company's proprietary and patented solar power technologies. The products provide reliable and environmentally clean electric power in global markets. Solar power applications include wireless power for remote homes, water pumping, lighting, and rural electrification, as well as complete power systems for electric utility customers choosing to generate their own environmentally benign green power.

Evergreen Solar(R) is a registered trademark and String Ribbon(TM) is a trademark of Evergreen Solar, Inc.

This press release contains forward-looking statements made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. The Company cautions you that any statements contained in this press release which are not strictly historical statements constitute forward-looking statements. Such statements include, but are not limited to, statements reflecting management's expectations regarding the timing, cost, and success of the Company's current and future manufacturing scale-up and production; future financial performance; the Company's technology and product development, cost, and performance; and the timing and success of the financing. These statements may be identified with such words as "we expect", "we believe", "we anticipate", or similar indications of future expectations. These statements are neither promises nor guarantees, and involve risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. Such risks and uncertainties include, among other things, the following factors: the closing of the financing is subject to shareholder approval and other closing conditions, and the Company cannot guarantee that the financing will be consummated in a timely manner, if at all, which would have a material adverse effect on the Company's business and results of operations; the Company's business and results of operations could be materially impaired as a result of poor manufacturing or product performance or higher costs attributable to the expansion or operation of manufacturing facilities; the market for solar power products is emerging and rapidly developing, and market demand for solar power products such as the Company's products is uncertain; the Company has limited experience manufacturing large volumes of solar power products on a commercial basis at acceptable costs, which it will need to do in order to be successful; the Company faces intense competition from other companies producing solar power and other distributed energy generation products; the Company sells via a small number of reseller partners, and the Company's relationships with current or prospective marketing or strategic partners may be affected by adverse developments in the Company's business, the partner's business, competitive factors, solar power market conditions, or financial market conditions; and the market for products such as the Company's solar power products is heavily influenced by federal, state, local, and foreign government regulations and policies, as well as the availability and size of government subsidies and economic incentives, over which the Company has little control. In addition to the foregoing factors, the other economic, competitive, governmental, technological, and other risk factors identified in the Company's filings with the Securities and Exchange Commission - including the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, filed
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Evergreen Solar Signs Agreement for $29 Million Private Equity Financing
March 24, 2003
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on March 28, 2002, and Quarterly Report on Form 10-Q for the quarter ended
September 30, 2002, filed on November 14, 2002 (copies of which may be obtained at the SEC's web site at: http://www.sec.gov) - could impact the forward-looking statements contained in this press release. Readers should not place undue reliance on any such forward-looking statements, which speak only as of the date they are made. The Company disclaims any obligation to publicly update or revise any such statements to reflect any change in Company expectations, or in events, conditions, or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.